UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2017

bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35966	13-3680878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (339) 499-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02Termination of a Material Definitive Agreement

On February 10, 2017, bluebird bio, Inc. (the “Company”) notified ARE-MA Region 38, LLC of its intention to terminate the lease agreement originally executed on June 29, 2015, relating to leased office space and access to a shared conference facility located at 215 First Street, Cambridge, Massachusetts (the “Lease”). In connection with the Company’s planned relocation of its corporate headquarters to new leased premises at 60 Binney Street in Cambridge, Massachusetts, termination of the Lease will be effective April 12, 2017. No termination fees are payable in connection with the termination of the Lease.

A summary of the material terms of the Lease was included in the Company’s Current Report on Form 8-K filed on July 6, 2015, which is qualified in its entirety by reference to the full text of the lease (filed as Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason Cole
Chief Legal Officer